Exhibit 4.10

ASSIGNMENT OF CASH COLLATERAL ACCOUNT

AGREEMENT, made this 6th day of December, 2011 by PACIFIC DRILLING (GIBRALTAR) LIMITED, a corporation duly organized and validly existing under the laws of Gibraltar (hereinafter referred to as the “Company”), in favor of STANDARD CHARTERED BANK (hereinafter referred to as the “Bank”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Letter of Credit Reimbursement Agreement dated December 6, 2011 (the “Agreement”), between Pacific International Drilling West Africa Limited (the “Applicant”) and the Bank, the Bank issued that certain letter of credit, LC No. 777020025457-L, dated as of the date hereof (the “Letter of Credit” and together with the Agreement, the “LC Agreements”); and

WHEREAS, the Company indirectly owns 100% of the capital stock of the Applicant and has determined that it will derive substantial direct and indirect benefits from the issuance of the Letter of Credit under the LC Agreements to the Applicant, and the Company desires to assign and pledge to the Bank certain cash collateral and an account maintained by the Company with the Bank as security for the Applicant’s obligations to the Bank under the LC Agreements.

NOW, THEREFORE, the Company hereby agrees with the Bank as follows:

1. Grant of Security Interest. As collateral security for the due payment of the sum of (a) the aggregate undrawn amount of the outstanding Letter of Credit, (b) the aggregate amount of all payments made by the Bank pursuant to the Letter of Credit that have not yet been reimbursed by or on behalf of the Applicant at such time, and (c) any fees, expenses, all other amounts arising under the LC Agreements (the indebtedness described in clauses (a) through (c) whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, are hereinafter referred to collectively as the “Obligations”), the Company hereby pledges, assigns, sets over and transfers to the Bank, and grants to the Bank a first security interest in, the following deposit account:

Depository Bank and Address:	Account Number	Name
Standard Chartered Bank 1095 Avenue of the Americas New York, NY 10036	xxxx	Standard Chartered Bank Cash Collateral Account for Ref: Pacific International Drilling West Africa Limited

and all roll-over, renewal, extension, successor and substitute deposits and certificates of any kind evidencing such account (all of the foregoing are hereinafter referred to as the “Account”), and all present and future (a) amounts and deposits in the Account, (b) investments made or acquired with such amounts in the Account, (c) interest, dividends, income, rights, distributions and increments of whatsoever nature in, or relating to, or arising out of, or receivable from, the Account, and (d) proceeds of all of the foregoing (hereinafter referred to collectively, with the Account, as the “Collateral”). The Company acknowledges that the Bank may roll over the funds on deposit in the Account to an account in another branch of the Bank outside the United States, and that such funds and such other account shall be included as part of the “Collateral” hereunder.

2. Definitions. Capitalized undefined terms used herein shall have the meanings ascribed to them in the LC Agreements.

3. Representations and Warranties. The Company represents and warrants that the Company is the owner of the Account pledged hereby, having good and marketable title thereto, free of any and all liens, security interests, encumbrances or claims. The Company will not sell, convey, or otherwise dispose of any interest in any of the Collateral, nor create or assume or permit to exist any assignment, lien, security interest, encumbrance or claim on or against the Collateral, except as created by this Agreement, and the Company will promptly notify the Bank of any such other claim, lien, security interest or other encumbrance made or asserted against any of the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

4. Amount of Cash Collateral. On the date hereof, the Company shall deposit in the Account an amount equal to at least 110% of the face amount of the Letter of Credit. During the term of this Agreement, the Bank shall value the Collateral in order to protect against the results of exchange rate fluctuations on the last Business Day of each week (each such day, a “Testing Date”). In the event that, on any Testing Date during the term of this Agreement, the amount of cash collateral in the Account is less than 105% of the sum of (a) the aggregate undrawn amount of any outstanding Letter of Credit, (b) the aggregate amount of all unreimbursed drawing under the Letter of Credit and (c) any accrued and unpaid interest on any outstanding unreimbursed drawing under the Letter of Credit (the “LC Exposure”), the Bank may request that additional cash collateral be provided so that the amount in the Account is at least equal to 110% of the LC Exposure on such date, and the Company shall deposit such additional cash collateral within three (3) Business Days of any such request. In the event that, on any Testing Date during the term of this Agreement, the amount of cash collateral in the Account exceeds 115% of the LC Exposure, the Company may request that the amount of such excess be released and returned to the Company, and the Bank shall release and return such excess cash collateral within three (3) Business Days of any such request.

5. Use of Collateral. Prior to the Release Date, the Company shall have no right to use the Collateral, including, without limitation, to transfer funds from the Account, without the prior written consent of the Bank. The Bank shall have the exclusive rights in and to the Account and the Collateral, and the Company shall have no rights to the Account or the Collateral. At any time on and following the Release Date, the Company shall have the exclusive rights in and to the Account and the Collateral and the Bank shall have no rights to the Account or the Collateral.

6. Rights and Remedies; Application of Proceeds. (a) The Bank, at any time, with or without notice to the Company and without demand of performance or other demand, may cause the transfer of all Collateral to the Bank and, whether or not such transfer occurs, the Bank may forthwith exercise all rights of the holder of the Collateral available under law, and may sell, assign, contract to sell or otherwise dispose of and deliver the Collateral as it may deem best, for cash or on credit, or for future delivery, and generally, exercise any and all rights afforded to a secured party under the Uniform Commercial Code of the State of new York as in effect from time to time or other applicable law. Without limiting the foregoing, the Bank shall have the right to set-off or apply the Collateral against or to any Obligations, without notice of any kind to the Company or any other person. Notwithstanding the foregoing, the Bank agrees that it will not exercise its rights under this Section 6(a) unless the Applicant has failed to perform its obligations under the LC Agreements or failed to comply with the terms of the LC Agreements and such failure or non-compliance is continuing.

(b) The payments received by the Bank under or from the Collateral or the proceeds of any collection, recovery, receipt, appropriation, realization or disposition of the Collateral shall be applied as follows:

FIRST, to the costs, fees and expenses of every kind incurred in connection therewith or incidental to the collection of payments, including, without limitation, any interest penalty required by law or otherwise for redemption of the Collateral before due, or the care, safekeeping, reinvestment, or otherwise of the Collateral or the preparing for the sale, selling and the like, or in any way relating to the rights of the Bank hereunder, including reasonable attorneys’ fees and legal expenses incurred by the Bank;

SECOND, to satisfaction of the Obligations;

THIRD, to the payment of any other amounts required by applicable law; and

FOURTH, to the Company to the extent of any surplus proceeds.

If the payments received by the Bank under or from the Collateral or upon the sale or other disposition of the Collateral, or the proceeds thereof, are insufficient to pay all amounts to which the Bank is legally entitled, the Company will be liable for the deficiency, together with interest thereon to the extent provided for in the agreements providing for the Obligations and the reasonable fees of any attorneys employed by the Bank to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Bank arising out of the receipt of payments under the Collateral or the sale of any or all of the Collateral.

7. Attorney in Fact. (a) The Company hereby authorizes the Bank and does hereby make, constitute and appoint the Bank, and any officer or agent of Bank with full power of substitution, as the Company’s true and lawful attorney in fact, with power, in its own name or in the name of the Company, to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect to the Collateral that may come into possession of the Bank; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against any of the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of any or all of the Collateral; and, generally, to do, at the Bank’s option and at the Company’s expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve, and realize upon the Collateral and the Bank’s security interest therein in order to effect the intent of this Agreement, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) Without in any way limiting the other rights of the Bank, the Bank shall have exclusive dominion and control over the Account, including the exclusive right to effect or permit withdrawals from the Account and to designate and change the name in which the Account is held, and such name may include the name of the Bank, alone or with a reference to the Account as collateral or security.

8. Duty of Care; No Waiver. (a) Beyond the exercise of reasonable care to assure the safe custody of the Collateral in the Bank’s possession, the Bank shall have no duty or liability to preserve rights pertaining thereto, and shall be relieved of all responsibility for such Collateral upon surrender thereof to the Company.

(b) No course of dealing between the Company and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies herein provided, and provided in all other agreements, instruments and documents between the Company and the Bank, are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the New York Uniform Commercial Code.

9. Miscellaneous. (a) This Agreement is subject to modification only by a writing signed by the parties hereto.

(b) The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of law thereof. The Company hereby agrees that any legal action or proceeding against the Company with respect to this Agreement may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York as the Bank may elect, and, by execution and delivery hereof, the Company accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Bank in writing, with respect to any action, claim or proceeding brought by it against the Bank and any questions relating to usury. Nothing herein shall limit the right of the Bank to bring proceedings against the Company in any other jurisdiction. The Company irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Bank by registered or certified mail, return receipt requested, postage prepaid, to the address specified in the records of the Bank, such service of process by mail to be deemed effective on the fifth day following such mailing. The Company agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law.

(d) AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OF THE COMPANY AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THE COMPANY AND THE BANK MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR THE BANK.

(e) Notwithstanding anything to the contrary in this or any other agreement between the Bank and the Company, pursuant to Section 9-304(b)(1) of the Uniform Commercial Code, the “bank’s jurisdiction” for purposes of Article 9 of the Uniform Commercial Code shall be New York.

10. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue in full force and effect, and be binding upon the Company, until the Release Date, whereupon this Agreement shall terminate.

For purposes of this Assignment of Cash Collateral Account Agreement, “Release Date” means the date on which (a) the Letter of Credit has been fully drawn upon or has expired or has been terminated (including by way of the cancellation or return of the Letter of Credit by the beneficiary thereof), (b) all amounts (including in respect of reimbursement obligations for drawings made under the Letter of Credit) then due and owing by the Applicant under the LC Agreements have been paid in full (but for the avoidance of doubt, excluding contingent indemnification obligations) and (c) the Bank has acknowledged in writing the payment in full of all amounts owing by the Applicant and the termination of the Letter of Credit.

11. Agent for Service of Process. The Company hereby appoints CT Corporation System (“Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, to act as its authorized agent and attorney-in-fact to receive on its behalf and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding brought in any court in or of the State of New York. Such service may be made personally by delivering a copy of such process to the Company in care of the Agent at the above address, and the Company hereby irrevocably authorizes and directs the Agent to accept such service on its behalf and agrees that the failure of the Agent to give any notice of any such service to the Company shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company agrees that a final judgment in any suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12. Waiver of Immunities. To the extent permitted by applicable law, if the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under the LC Agreements. The Company agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

IN WITNESS WHEREOF, the Company has executed this Agreement on the day and year first above written.

PACIFIC DRILLING (GIBRALTAR) LIMITED

By:	/s/ Christian J. Beckett
	Name:	Christian J. Beckett
	Title:	Director

ACCEPTED AND AGREED:

STANDARD CHARTERED BANK

By:	/s/ Andrew Y. NG
	Name:	Andrew Y. NG
	Title:	Director

By:	/s/ Jack Insinga
	Name:	Jack Insinga
	Title:	Director